Exhibit 99.2

Notice of Guaranteed Delivery

for
Floating Rate Notes due 2007
4.625% Notes due 2010
5.450% Notes for 2014
of
Cox Communications, Inc.

        This form or one substantially equivalent hereto must be used to accept the exchange offer made by Cox Communications, Inc. (the “Issuer”) pursuant to the prospectus dated                      , 2005 if holders of certificates for the Floating Rate Notes due 2007, the 4.625% Notes due 2010 or the 5.450% Notes due 2014 wish to tender their outstanding notes but whose outstanding notes are not immediately available and who cannot deliver their certificates for outstanding notes (or comply with the procedures for book-entry transfer prior to the expiration date), the letter of transmittal and any other documents required by the letter of transmittal to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date (as defined in the prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the exchange agent.

To: The Bank of New York Trust Company, N.A., the Exchange Agent

By Hand or Overnight Delivery: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – Lobby Window New York, New York 10286 Attention: Randolph Holder	Facsimile Transmissions: (Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information Call: (212) 815-1915	By Registered or Certified Mail: The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, New York 10286 Attention: Randolph Holder

      Delivery of this instrument to an address, or transmission of instructions via a facsimile other than as set forth above, does not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender outstanding notes is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal (which together constitute the exchange offer), receipt of which is hereby acknowledged,

 (number of outstanding notes) outstanding Floating Rate Notes due 2007;

 (number of outstanding notes) outstanding 4.625% Notes due 2010; and/or

 (number of outstanding notes) outstanding 5.450% Notes due 2014,

pursuant to the guaranteed delivery procedures set forth in Instruction 2 of the letter of transmittal.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes	Name(s) of Record Holder(s):
(if available):

Please Print or Type
Address

Telephone No. ( )
Signature(s)

Dated:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) own(s) the outstanding notes tendered hereby and (b) guarantees that delivery to the exchange agent of certificates for the outstanding notes tendered hereby, in proper form for transfer, with delivery of a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the exchange agent at one of its addresses set forth above within five New York Stock Exchange trading days after the expiration date.

Name of Firm

Authorized Signature

Name

Please Print or Type

Title

Address

Zip Code

Telephone No. (      )

Dated: ______________________________ , 2005

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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